UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018 (January 23, 2018)

SIRIUS XM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
 Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2018, our Board of Directors unanimously appointed Michael Rapino as a member of our Board of Directors, effective as of January 23, 2018, to hold office until the Corporation’s 2018 annual meeting of stockholders, his successor has been duly elected and qualified or his earlier death, resignation or removal.

Mr. Rapino, age 52, has been the President and Chief Executive Officer of Live Nation Entertainment, Inc. (“Live Nation”) since 2005. Live Nation is the world’s leading live entertainment company comprised of: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. Mr. Rapino is a leading figure in the music industry and brings to the board of directors extensive experience in marketing and promoting live entertainment, especially musical entertainment.

Mr. Rapino will be entitled to receive the customary annual compensation paid to our non-employee directors, which currently consists of an annual cash retainer of $100,000, $35,000 in the form of options to purchase our common stock, and $65,000 in restricted stock units. In the ordinary course, the directors’ equity-based compensation is granted annually on the next business day following each annual meeting of stockholders. The material terms of the non-employee directors’ annual compensation is described in our most recent proxy statement filed with the Securities and Exchange Commission on April 4, 2017 under the heading “Director Compensation Table for 2016 - New Director Compensation Plan.”

In connection with his appointment, the Compensation Committee of our Board of Directors awarded Mr. Rapino options to purchase shares of our common stock in an amount of $13,000 and restricted stock units in an amount of $24,000. The grant of these stock options and restricted stock units will be effective on the first trading day when there is no applicable trading blackout restriction relating to our common stock, and the number of options and restricted stock units Mr. Rapino will receive will be determined based on the closing price of our common stock on The Nasdaq Global Select Market on such effective date. These awards are in respect of his annual director compensation for the period until we next grant our non-employee directors their annual equity-based compensation. The vesting and other material terms of these stock options and restricted stock units are the same as those that apply to the non-employee directors’ annual equity awards.

There are no transactions with related persons required to be disclosed under Regulation S-K Item 404(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: January 23, 2018